EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

Dated as of April 13, 2011

AMONG

K12 INC.

AND

THE OTHER PARTIES NAMED HEREIN

TABLE OF CONTENTS

ARTICLE I — PURCHASE AND SALE OF SHARES

Section 1.1 Purchase and Sale

Section 1.2 Closing

ARTICLE II — REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 2.1 Organization and Power

Section 2.2 Authorization, Etc

Section 2.3 Government Approvals

Section 2.4 Authorized and Outstanding Stock

Section 2.5 Subsidiaries

Section 2.6 Securities Law Compliance

Section 2.7 SEC Documents; Financial Information; Undisclosed Liabilities

Section 2.8 Internal Controls

Section 2.9 Disclosure Controls

Section 2.10 Absence of Certain Events; No Material Adverse Change

Section 2.11 Litigation

Section 2.12 Compliance with Laws; Permits; and Educational Approvals

Section 2.13 Illegal Payments

Section 2.14 Taxes

Section 2.15 Intellectual Property

Section 2.16 Contracts and Commitments

Section 2.17 Employee Matters

Section 2.18 No Brokers or Finders

Section 2.19 Transactions with Affiliates

Section 2.20 Insurance

Section 2.21 Investment Company Act

Section 2.22 New York Stock Exchange

Section 2.23 Delaware Section 203

ARTICLE III REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Section 3.1 Organization and Power

Section 3.2 Authorization, Etc

Section 3.3 Government Approvals

Section 3.4 Investment Representations

Section 3.5 No Brokers or Finders

ARTICLE IV COVENANTS OF THE PARTIES

Section 4.1 Interim Conduct of Business

Section 4.2 Access; Confidentiality

Section 4.3 Commercially Reasonable Efforts to Complete

Section 4.4 Notification of Certain Matters

Section 4.5 Public Statements and Disclosure

Section 4.6 Legends

Section 4.7 Restrictions on Purchaser Actions

Section 4.8 TCV Designee and Management Rights

Section 4.9 Specific Performance

ARTICLE V CONDITIONS TO THE PURCHASERS’ OBLIGATION

Section 5.1 Representations and Warranties

Section 5.2 Covenants

Section 5.3 No Material Adverse Effect

Section 5.4 Certificates

Section 5.5 HSR Act

Section 5.6 No Law, Order or Proceeding

Section 5.7 Stock Certificates

Section 5.8 Investor Rights Agreement

Section 5.9 TCV Designee

Section 5.10 Legal Opinion

Section 5.11 Management Rights Agreements

Section 5.12 Subsequent Listing Application

ARTICLE VI CONDITIONS TO THE COMPANY’S OBLIGATION

Section 6.1 Representations and Warranties; Performance

Section 6.2 Covenants

Section 6.3 Certificates

Section 6.4 HSR Act

Section 6.5 No Law, Order or Proceeding

Section 6.6 Consideration for the Securities

Section 6.7 Investor Rights Agreement

ARTICLE VII TERMINATION

Section 7.1 Termination

Section 7.2 Effects of Termination

ARTICLE VIII MISCELLANEOUS

Section 8.1 Survival of Representations

Section 8.2 Shares Owned by Affiliates

Section 8.3 Counterparts

Section 8.4 Governing Law

Section 8.5 Entire Agreement; No Third Party Beneficiary

Section 8.6 Expenses

Section 8.7 Notices

Section 8.8 Successors and Assigns

Section 8.9 Headings

Section 8.10 Amendments and Waivers

Section 8.11 Interpretation; Absence of Presumption

Section 8.12 Severability

Section 8.13 Equitable Adjustment

Section 8.14 Schedules

SCHEDULES

Schedule of Exceptions

EXHIBITS

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F	Definitions Purchased Shares Certain Indemnification Provisions Form of Management Rights Agreement Investor Rights Agreement Form of Opinion of Company Counsel

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement dated as of April 13, 2011 (this “Agreement”) is among K12 Inc., a Delaware corporation (the “Company”), the entities listed as “Purchasers” on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”), and, solely for purposes of Section 4.2(b), TCMI, Inc., a Delaware corporation (“TCMI”). Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A.

The Purchasers, severally and not jointly, desire to purchase from the Company, and the Company desires to issue and sell to the Purchasers, an aggregate of 4,000,000 shares (the “Purchased Shares”) of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), on the terms and subject to the conditions hereinafter set forth.

In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

Section 1.1 Purchase and Sale. Subject to the terms and conditions hereinafter set forth, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, that number of Purchased Shares set forth opposite such Purchaser’s name on Exhibit B at a price per Purchased Share equal to $31.46. The aggregate purchase price to be paid by the Purchasers for all of the Purchased Shares purchased hereunder shall be $125,840,000.

Section 1.2 Closing. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the sale and purchase of the Purchased Shares (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, Illinois, at 10:00 A.M., on the first Business Day after the day on which all of the conditions set forth in Article V and Article VI have been satisfied or waived (other than conditions which by their terms are to be satisfied at the Closing), or such other time and place as the Company and the Majority Purchasers may agree; provided that in no event shall the Closing take place prior to the tenth (10th) Business Day following the date hereof unless otherwise agreed in writing by the Majority Purchasers; provided further, however, that in the event the conditions set forth in Article V have been satisfied or waived (other than conditions which by their terms are to be satisfied at the Closing) prior to the tenth (10th) Business Day following the date hereof and the Majority Purchasers have not so agreed in writing to the Closing taking place on the next Business Day, such conditions set forth in Article V (including Section 5.1 and Section 5.2 and, with respect to these conditions, the certificate required by Section 5.4) shall be deemed satisfied as of the Closing Date and the Purchasers’ rights under Section 7.1(c) shall be terminated. The date on which the Closing is to occur is herein referred to as the “Closing Date”. At the Closing, the Company will deliver the Purchased Shares being acquired by each Purchaser in the form of one or more certificates issued in such Purchaser’s name upon receipt by the Company of payment of the full purchase price therefor by or on behalf of such Purchaser to the Company by certified check or by wire transfer of immediately available funds to an account designated in writing by the Company.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser that, except as set forth in the Schedule of Exceptions to this Agreement:

Section 2.1 Organization and Power. The Company and each of its Subsidiaries is a corporation, limited liability company or other foreign business entity duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has all requisite power and authority as a corporation, limited liability company or other business entity to own its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation, limited liability company or other business entity in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect. The Company is not on the date of this Agreement, and will not at the Closing be, in violation of or default under any provision of its certificate of incorporation or bylaws.

Section 2.2 Authorization, Etc. The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the Investor Rights Agreement and any other agreements or instruments executed by the Company in connection herewith or therewith and contemplated thereby (collectively, the “Related Agreements”), the consummation by the Company of the transactions contemplated hereby and thereby, and the due authorization, issuance, sale and delivery of the Purchased Shares. The authorization, execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is or will be a party, and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Purchased Shares, do not and will not: (a) violate or result in the breach of any provision of the certificate of incorporation and bylaws of the Company; or (b) with such exceptions that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, whether after the giving of notice or the lapse of time or both: (i) violate any provision of, constitute a breach of, or default under, or result in or permit the cancellation, termination or acceleration of (A) any judgment, order, writ, or decree to which the Company or any of its Subsidiaries is a party or to which any of them are bound, or (B) any license agreement, securities or registration rights agreement, mortgage, credit or hedging agreement, indebtedness or other agreement or contract that the Company or any of its Subsidiaries is a party; (ii) violate any provision of, constitute a breach of, or default under, any applicable Law; or (iii) result in the creation of any Lien upon any assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any Permit granted by a Governmental Entity to the Company or any of its Subsidiaries, other than Liens under U.S. federal or state securities Laws. The issuance of the Purchased Shares does not require any further corporate action (including any approval of the stockholders of the Company) and is not subject to any preemptive right under the Company’s certificate of incorporation or any contract to which the Company is a party. This Agreement has been, and each of the Related Agreements to which the Company will at the Closing be party will be, duly executed and delivered by the Company. Assuming due execution and delivery thereof by each of the other parties thereto, this Agreement and the Related Agreements to which the Company is a party will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

Section 2.3 Government Approvals. No material consent, approval, license or authorization of, or designation, declaration or filing with, or notice to, any Governmental Entity or Educational Agency is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the Related Agreements to which the Company is a party, or in connection with the issuance of the Purchased Shares, except for (a) those which have already been made or granted; (b) the filing of a current report on Form 8-K or Form D with the SEC; (c) filings with applicable state securities commissions; (d) filings in compliance with the provisions of the HSR Act and (e) filings with or notices to the New York Stock Exchange.

Section 2.4 Authorized and Outstanding Stock.

(a) The authorized capital stock of the Company (immediately prior to the Closing) consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”).

(b) As of April 1, 2011, the issued and outstanding capital stock of the Company consisted of 31,566,217 shares of Common Stock and 2,750,000 shares of Preferred Stock, designated as Series A Special Stock. In addition, as of April 1, 2011, options to purchase an aggregate of 3,140,796 shares of Common Stock had been granted and were unexercised under the Stock Plans and 450,903 unvested shares of restricted stock granted under the Stock Plans were outstanding. All of the issued and outstanding shares of capital stock of the Company are, and when issued in accordance with the terms hereof, the Purchased Shares will be, duly authorized and validly issued and fully paid and non-assessable. When issued in accordance with the terms hereof, the Purchased Shares will be free and clear of all Liens imposed by or through the Company, except for restrictions imposed by securities Laws and except for those imposed pursuant to this Agreement or the Investor Rights Agreement. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of capital stock of the Company are as set forth in the Company’s Third Amended and Restated Certificate of Incorporation and the Certificate of Designations.

(c) Except as provided in this Agreement, the Related Agreements or as specifically disclosed in the Recent SEC Documents: (i) no subscription, warrant, option, convertible security or other right issued by the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; (iii) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; and (iv) there are no agreements between the Company and any holder of its capital stock relating to the acquisition, disposition or voting of the capital stock of the Company. No person or entity is entitled to any preemptive right granted by the Company with respect to the issuance of any capital stock of the Company. Except as provided in the Investor Rights Agreement, the Related Agreements or as specifically disclosed in the Recent SEC Documents, no person or entity has been granted rights by the Company with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2.5 Subsidiaries. Section 2.5 of the Schedule of Exceptions sets forth all of the Company’s Subsidiaries. The Company, directly or indirectly, owns of record and beneficially, free and clear of all Liens of any nature, all of the issued and outstanding capital stock of each of its Subsidiaries. All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued, and in the case of corporations, is fully paid and non-assessable. Except as specifically disclosed in the Recent SEC Documents, there are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Company’s Subsidiaries of any securities of such Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal. Except as specifically disclosed in the Recent SEC Documents or Section 2.5(A) of the Schedule of Exceptions, the Company is not a participant in any joint venture, partnership or similar arrangement.

Section 2.6 Securities Law Compliance. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.4 (Investment Representations), the offer and sale of the Purchased Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. The Company has not, in connection with the transactions contemplated by this Agreement, engaged in: (a) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) promulgated under the Securities Act); (b) any action involving a “public offering” within the meaning of Section 4(2) of the Securities Act; or (c) any action that would require the registration under the Securities Act of the offering and sale of the Purchased Shares pursuant to this Agreement. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act. Except as set forth in Section 2.6 of the Schedule of Exceptions, to the Company’s knowledge as of the date of this Agreement, there exist no facts that would reasonably be expected to cause the Company (i) not to satisfy on or prior to October 1, 2011 the “registrant requirements” for use of Form S-3 set forth in General Instruction I.A to Form S-3 promulgated by the SEC or (ii) provided that the Purchasers are not deemed to be underwriters with respect to any Purchased Shares, not to prepare and file, or delay the Company’s preparation and filing of, on or prior to October 1, 2011, a registration statement on Form S-3 registering the resale of the Purchased Shares by the Purchasers.

Section 2.7 SEC Documents; Financial Information; Undisclosed Liabilities. Except as specifically disclosed in the SEC Documents filed prior to the of this Agreement and any reporting obligations on Form 4 that have since been filed, since December 12, 2007, the Company has timely filed all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) required to be filed by the Company with the SEC pursuant to the Exchange Act and the Securities Act. Since June 30, 2010, as of their respective filing dates, the SEC Documents so filed complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and, other than such statements or omissions in such SEC Documents as were subsequently supplemented, clarified or superseded prior to the of this Agreement, as of their respective dates none of the SEC Documents filed since June 30, 2010 contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries included in the SEC Documents filed since June 30, 2010 (the “Financial Statements”) comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC, or as otherwise expressly stated therein), and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods covered thereby, all in conformity with GAAP. Except (a) as specifically disclosed in the Recent SEC Documents (and excluding any risk factors set forth in such Recent SEC Documents), (b) for liabilities incurred since December 31, 2010 in the ordinary course of business, and (c) for liabilities incurred in connection with contracts or agreements entered into in the ordinary course of business or in connection with this Agreement, the Related Agreements or the transactions contemplated hereby, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise, and whether due or to become due, which, individually or in the aggregate, have had or would reasonably be expected to have, a Material Adverse Effect.

Section 2.8 Internal Controls. The Company and each of its Subsidiaries maintains a system of internal control over financial reporting that the Company believes is sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (c) access to assets is permitted only in accordance with management’s general or specific authorization. To the Company’s knowledge, and except as specifically disclosed in the Recent SEC Documents (and excluding any risk factors and forward-looking statements set forth in such Recent SEC Documents) and subject to Section 2.8 of the Schedule of Exceptions, since June 30, 2010, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (including any corrective actions with regard to significant deficiencies and material weaknesses) and (iii) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 2.9 Disclosure Controls. Subject to Section 2.9 of the Schedule of Exceptions, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure.

Section 2.10 Absence of Certain Events; No Material Adverse Change. Since December 31, 2010, the Company and its Subsidiaries each has conducted its business operations in the ordinary course and there has not occurred any event, development, circumstance or condition that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, since December 31, 2010, except as specifically disclosed in the SEC Documents filed since December 31, 2010, but prior to the date of this Agreement, there has not occurred:

(a) any purchase, sale, transfer, assignment, conveyance or pledge of the assets or properties of the Company or any of its Subsidiaries, except in the ordinary course of business;

(b) any incurrence of indebtedness for borrowed money, notes, mortgages or purchase money indebtedness of the Company or its Subsidiaries in excess of $1,000,000 in the aggregate (other than any incurrence of indebtedness in the ordinary course of business consistent with past practice pursuant to the Company’s revolving credit facility, it being understood that no such indebtedness is outstanding as of the date of this Agreement);

(c) any waiver or modification by the Company or any of its Subsidiaries of any right or rights of substantial value or of a material debt owed to it other than in the ordinary course of business;

(d) any material change in the accounting principles, methods, practices or procedures followed by the Company in connection with the business of the Company and its Subsidiaries or any material change in the depreciation or amortization policies or rates theretofore adopted by the Company in connection with the business of the Company and its Subsidiaries, any change in the Company’s independent public accounting firm, disagreement with its independent public accounting firm over the Company’s and its Subsidiaries’ application of accounting principles or with the preparation of any of their financial statements that was required to be disclosed in the SEC Documents, or, subject to Section 2.10(d) of the Schedule of Exceptions, notification to the Company’s audit committee of any facts with respect to the Company’s or its Subsidiaries’ financial statements or methods of accounting that could reasonably be expected to result in a restatement of or amendment to the Company’s or its Subsidiaries’ financial statements;

(e) except as contemplated by this Agreement, any declaration, setting aside or payment of any dividends (or, in the case of a limited liability company, other distributions) in respect of the outstanding shares of capital stock (or, in the case of a limited liability company, other equity interests) of the Company or any of its Subsidiaries (other than dividends declared or paid by wholly-owned Subsidiaries to the Company or another wholly-owned Subsidiary of the Company) or any other change in the authorized capitalization of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company;

(f) any written notice from the SEC in connection with any investigation or action by the SEC that seeks to require, or could reasonably be expected to result in, the restatement by the Company of any of its current or previously disclosed financial statements, and to the Company’s knowledge, no such investigation or action has been threatened by the SEC;

(g) any material change in any compensation agreement or arrangement with any executive officer or director of the Company, other than in the ordinary course of business;

(h) any resignation or termination of employment of any of the Company’s executive officers that would be required to be disclosed under Item 5.02 of Form 8–K and the Company is not aware of any impending resignation or termination of any such executive officer;

(i) any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of their employees, officers or directors or any members of their immediate families, other than (i) travel advances and other advances made in the ordinary course of business and (ii) loans to employees, officers or directors in connection with the exercise of stock options or the purchase of restricted stock granted pursuant to the Stock Plans;

(j) any material defect in any material software product sold by the Company or its Subsidiaries; or

(k) any arrangement, contract or commitment to do any of the foregoing.

Section 2.11 Litigation. Except as specifically set forth in the Company’s Recent SEC Documents (excluding any general disclosure in risk factors and forward-looking statements set forth in such Recent SEC Documents regarding litigation or proceedings that have yet to materialize), there is no litigation or governmental proceeding pending that would be required to be disclosed in an annual report on Form 10-K pursuant to Item 103 of Regulation S-K, or, to the knowledge of the Company, any litigation or governmental proceeding threatened, which, if pending, would have been required to be disclosed in an annual report on Form 10-K pursuant to Item 103 of Regulation S-K, in each case against the Company or any of its Subsidiaries or affecting any of the business, operations, properties or assets of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary is in default with respect to any order, writ, injunction, decree, ruling or decision of any Governmental Entity that is expressly applicable to the Company or any of its Subsidiaries or any of their assets or property. There is no material action, suit, proceeding or investigation by the Company or its Subsidiaries currently pending which the Company or its Subsidiaries intends to initiate.

Section 2.12 Compliance with Laws; Permits; and Educational Approvals.

(a) With such exceptions that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all Laws applicable to the Company or any of its Subsidiaries. To the Company’s knowledge, (i) neither the Company nor any of its Subsidiaries has received notice of any material violation or alleged material violation of applicable Laws by it, (ii) no fact, circumstance, condition or situation exists which, after notice or lapse of time or both, would constitute a material violation by the Company or any of its Subsidiaries of any applicable Law and (iii) there is no applicable Law that if enforced would render the provision of the Company’s services to its clients illegal.

(b) The Company and its Subsidiaries have obtained all material Permits necessary for the conduct of their businesses, and each such Permit is valid and in full force and effect. The Company and its Subsidiaries are in compliance in all material respects with all such Permits. There are no pending or threatened proceedings that may reasonably be expected to result in the revocation, cancellation, suspension or adverse modification thereof, or the imposition of any material fine, penalty or other sanctions with respect to such material Permits.

(c) Except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries maintain all Educational Approvals necessary for the conduct of their respective businesses and are in compliance with such Educational Approvals, (ii) each such Educational Approval is valid and in full force and effect, and no event has occurred that limits or, with the giving of notice or the passage of time or both, would limit the legal effect or validity of such Educational Approval, (iii) to the Company’s knowledge, neither the Company nor any of its Subsidiaries has received any notice that any Educational Approvals necessary for the conduct of their respective businesses will not be renewed and there are no proceedings pending or, to the Company’s knowledge threatened, against the Company to revoke, suspend, cancel, limit or withdraw any such Educational Approvals, (iv) neither the Company nor any of its Subsidiaries has been directed by any Governmental Entity or Educational Agency to show cause why any Educational Approval necessary for the conduct of their respective businesses should not be revoked or subject to a pending action by any Educational Agency to limit, withdraw or deny such Educational Approval and (v) no application made by the Company or any of its Subsidiaries to any Educational Agency for any Educational Approval necessary for the conduct of their respective businesses since January 1, 2008 has been denied.

(d) To the Company’s knowledge, each Person employed or engaged by the Company to provide services necessary for the conduct of its business and who is required to be licensed by a Governmental Entity or certified by a recognized certification organization in order to provide the services for which such Person was engaged has obtained and maintains all required licensure or certification to provide such services to the Company in compliance with any applicable Law or the requirements of any Government Programs, in each case, requiring such licensure or certification, and any Person employed or engaged by the Company to provide services to any student necessary for the conduct of its business has successfully passed all required background checks, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) The Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of each Government Program necessary for the conduct of their respective businesses. To the Company’s knowledge, none of the Company, its Subsidiaries or any of their respective officers, directors, or employees is being investigated or has been charged with any material violation of any Laws involving incorrect billing or fraudulent and abusive practices relating to any such Government Programs and the Company is not aware of any such investigations or charges pending or threatened. To the Company’s knowledge, the Company and its Subsidiaries have properly completed and timely filed all required reports and forms in connection with their participation in Government Programs necessary for the conduct of their respective businesses and the receipt of the related Government Funding by them, and such reports and forms are complete and correct in all material respects. To the Company’s knowledge, neither the Company nor any of its Subsidiaries has received any notice of any material inaccuracy in any claim, report or other filing with any Governmental Entity in connection with any Government Program.

Section 2.13 Illegal Payments. Neither the Company nor any of its Subsidiaries has, nor, to the knowledge of the Company, has any director, officer, agent or employee of the Company or any such Subsidiary, paid, caused to be paid, or agreed to pay, directly or indirectly, in connection with the business of the Company or any of its Subsidiaries: (a) to any government or agency thereof, any agent or any supplier or customer, any bribe, kickback or other similar unlawful payment; (b) any unlawful contribution to any political party or candidate; or (c) intentionally established or maintained any unrecorded fund or asset in contravention of applicable Law or intentionally made any false entries in any books or records for any purpose.

Section 2.14 Taxes. The Company and each of its Subsidiaries have filed all Tax returns required to be filed within the applicable periods for such filings (with due regard to any extension) and have paid all Taxes required to be paid, except for any such failures to file or pay that would not individually or in the aggregate have a Material Adverse Effect. No material deficiencies for any Tax are currently assessed against the Company or any of its Subsidiaries, and no Tax returns of the Company or any of its Subsidiaries have been audited during the last three years, and, there is no such audit pending or, to the knowledge of the Company, contemplated. There is no outstanding claim by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to the imposition of any material tax by that jurisdiction.

Section 2.15 Intellectual Property. Subject to Section 2.15 of the Schedule of Exceptions, all Intellectual Property Rights purported to be owned by the Company or any of its Subsidiaries that were developed, worked on or otherwise held by any employee, officer, consultant or otherwise are owned free and clear by the Company or one of its Subsidiaries (as the case may be) by operation of Law or have been validly assigned to the Company or one of its Subsidiaries (as the case may be) other than those Intellectual Property Rights where the failure to assign such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property Rights are sufficient in all material respects to carry on the business of the Company and each of its Subsidiaries as presently conducted and as proposed to be conducted. Subject to Section 2.15 of the Schedule of Exceptions, to the knowledge of the Company, the Intellectual Property Rights purported to be owned by the Company or any of its Subsidiaries do not infringe the intellectual property rights of any third party. Subject to Section 2.15 of the Schedule of Exceptions, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received since the later of July 1, 2010 and (with respect to each Subsidiary of the Company that was acquired from one or more third parties subsequent to July 1, 2010) the date such Subsidiary was acquired from such third party(ies) any notice or other claim from any third party: (a) asserting that any of the Intellectual Property Rights purported to be owned by the Company or any of its Subsidiaries infringe any intellectual property rights of such third party; (b) challenging the validity, effectiveness or ownership by the Company or its Subsidiaries of any of the Intellectual Property Rights; (c) asserting that the Company or its Subsidiaries is in material default with respect to any license granting Intellectual Property Rights to the Company or its Subsidiaries or (d) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 2.16 Contracts and Commitments. All of the material contracts of the Company or any of its Subsidiaries are in full force and effect and upon consummation of the transactions contemplated by this Agreement and the Related Agreements, shall continue in full force and effect, without penalty or adverse consequence. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or in default under any such contract, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Subject to Section 2.16 of the Schedule of Exceptions, to the Company’s knowledge, the Company has not been notified that any party to any such contract intends to cancel, terminate, not renew or not exercise an option under any such contract, whether in connection with the transactions contemplated hereby or otherwise, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 2.17 Employee Matters. The Company has described in, or filed as an exhibit to, the SEC Documents filed prior to the date of this Agreement all of the following types of documents, agreements, plans or arrangements that are required by federal securities Laws to be described in, or filed as an exhibit to, the SEC Documents: employment agreements, consulting agreements, deferred compensation, pension or retirement agreements or arrangements (including all “employee pension benefit plans” as defined in Section 3(2) of ERISA, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements in effect by the Company and its Subsidiaries) (the “ERISA Documents”). The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, and with the terms of the ERISA Documents (it being understood and agreed that the late funding of 401(k) retirement plan obligations shall not be deemed a failure to so materially comply); and each such ERISA Document is in compliance in all material respects with all applicable requirements of ERISA. To the Company’s knowledge, none of the Company’s or its Subsidiaries’ employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her employment obligations to the Company or its Subsidiaries or that would conflict with the Company’s and its Subsidiaries’ business as now conducted or proposed to be conducted, except for such contracts and other agreements, judgments, decrees and orders that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 2.18 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of its Subsidiaries.

Section 2.19 Transactions with Affiliates. Except as specifically disclosed in the Recent SEC Documents, there are no loans, leases or other agreements, understandings or continuing transactions between the Company or any of its Subsidiaries, on the one hand, and any officer or director of the Company or any of its Subsidiaries or any Person that the Company believes is the owner of five percent or more of the outstanding Common Stock or Series A Special Stock or any respective family member or Affiliate of such officer, director or stockholder, on the other hand, that are required by U.S. securities Laws to be disclosed.

Section 2.20 Insurance. The Company and its Subsidiaries maintain insurance covering their respective assets, operations, personnel and businesses that the Company believes is adequate for their operations as conducted on the date of this Agreement. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect. There is no material claim pending under any of such policies as to which coverage has been denied or disputed by the underwriters of such policies and there has been no threatened termination of any such policies.

Section 2.21 Investment Company Act. The Company is not, and immediately after giving effect to the sale of the Purchased Shares in accordance with this Agreement and the application of the proceeds thereof will not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

Section 2.22 New York Stock Exchange. As of the date of this Agreement, the Company’s Common Stock is listed on the New York Stock Exchange, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Common Stock being delisted from the New York Stock Exchange. Other than with respect to the Company’s submission of a Subsequent Listing Application pursuant to Section 7 of the NYSE Listed Company Manual, the issuance and sale of the Purchased Shares in conformity with the terms of this Agreement does not contravene the rules and regulations of the New York Stock Exchange.

Section 2.23 Delaware Section 203. Neither Section 203 of the Delaware General Corporation Law nor any other state takeover statute or similar statute or regulation applies to or purports to apply to the sale and issuance of the Purchased Shares to the Purchasers hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to the Company that:

Section 3.1 Organization and Power. Such Purchaser is a limited partnership duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite limited partnership power and authority to own its properties and to carry on its business as presently conducted.

Section 3.2 Authorization, Etc. Such Purchaser has all necessary limited partnership power and authority, and has taken all necessary limited partnership action required for the due authorization, execution, delivery and performance by such Purchaser of this Agreement and the Related Agreements to which it is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby. The authorization, execution, delivery and performance by such Purchaser of this Agreement and the Related Agreements to which it is or will be a party, and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not and will not: (a) violate or result in the breach of any provision of the certificate of limited partnership and limited partnership agreement of such Purchaser; or (b) with such exceptions that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on its ability to perform its obligations under this Agreement and the Related Agreements to which it is a party, whether after the giving of notice or the lapse of time or both: (i) violate any provision of, constitute a breach of, or default under, or result in or permit the cancellation, termination or acceleration of any material contract to which such Purchaser is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable Law. This Agreement has been, and each of the Related Agreements to which such Purchaser will at the Closing be party will be, duly executed and delivered by such Purchaser. Assuming due execution and delivery thereof by the other Persons contemplated to be party thereto, this Agreement and the Related Agreements will each be a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

Section 3.3 Government Approvals. No consent, approval, license or authorization of, or designation, declaration or filing with, or notice to, any Governmental Entity or Educational Agency is or will be required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement and the Related Agreements to which it is a party, except for: (a) those which have already been made or granted; (b) the filing with the SEC of a Schedule 13D or Schedule 13G and a Form 3 to report such Purchaser’s ownership of the Purchased Shares; (c) those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of the Purchasers to perform their obligations hereunder; and (d) filings in compliance with the provisions of the HSR Act.

Section 3.4 Investment Representations.

(a) Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b) Such Purchaser has been advised by the Company that the Purchased Shares have not been registered under the Securities Act, that the Purchased Shares will be issued on the basis of the statutory exemption provided by Section 4(2) under the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities Laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by such Purchaser in this Agreement and the Related Agreements. Such Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.

(c) Such Purchaser is purchasing the Purchased Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities Laws.

(d) By reason of its business or financial experience, such Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Shares.

(e) The Company has provided to such Purchaser all documents and information that such Purchaser has requested relating to an investment in the Company. Such Purchaser recognizes that investing in the Company involves substantial risk, and is fully aware of and has read the various risks related to the Company and an investment in the Purchased Shares disclosed in the SEC Documents. Such Purchaser has carefully considered the investment in the Purchased Shares and, to the extent deemed necessary after such consideration, discussed with the Purchaser’s professional legal, tax and financial advisers the suitability of an investment in the Company.

(f) Neither Purchaser nor any of its Affiliates has directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any purchase or sale of Common Stock (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) since the date that such Purchaser became aware of the transactions contemplated hereby. For the purposes of this Section 3.4(f), “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO adopted under the Exchange Act and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales and other transaction through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Company or the investment contemplated under this Agreement.

(g) Such Purchaser does not beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) any Common Stock and is not a record owner of any Common Stock.

Section 3.5 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser.

ARTICLE IV
COVENANTS OF THE PARTIES

Section 4.1 Interim Conduct of Business.

(a) Except as otherwise expressly required by this Agreement, the Related Agreements or applicable Law, between the date of this Agreement and the Closing, the Company shall, and the Company shall cause each of its Subsidiaries to, (i) use commercially reasonable efforts to conduct its business only in the ordinary course of business and (ii) use commercially reasonable efforts to (A) preserve the present business operations, organization (including executive officers) and goodwill of the Company and its Subsidiaries and (B) preserve material business relationships with customers, suppliers, consultants and others having business dealings with the Company; provided, however, that nothing in this clause (ii) shall limit or require any actions that the Board of Directors may, in good faith, determine to be inconsistent with its duties or the Company’s obligations under applicable Law.

(b) Except as otherwise expressly contemplated by this Agreement, the Related Agreements or as required by applicable Law, without the prior written consent of the Majority Purchasers, between the date of this Agreement and the Closing, the Company shall not, and the Company shall cause each of its Subsidiaries to not:

(i) amend its articles of incorporation or bylaws or similar organizational documents;

(ii) change the number of directors on the Board of Directors from eight (8) or change the current or anticipated future structure of the Board of Directors;

(iii) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, or convertible into or exchangeable or exercisable for, any of its capital stock (other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent); (B) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, other than repurchases of Common Stock pursuant to existing compensation, benefits, option, restricted share or employment agreements or plans existing on the date of this Agreement;

(iv) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such capital stock, voting securities or convertible or exchangeable securities, other than any issuance of (A) Common Stock on exercise of any compensatory stock options outstanding on the date of this Agreement, or (B) capital stock or compensatory stock options to employees or directors of the Company or any of its Subsidiaries in the ordinary course of business and consistent with past practice;

(v) sell, lease, mortgage, pledge, grant a lien or security interest on, or otherwise encumber or dispose of any of its properties or assets, except (A) in the ordinary course of business consistent with past practice, or (B) with respect to transactions involving not in excess of $10 million in the aggregate;

(vi) (A) file, or consent by answer or otherwise to the filing against the Company or any of its Subsidiaries of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency, reorganization, moratorium or other similar Law of any jurisdiction, (B) make an assignment for the benefit of the creditors of the Company or any of its Subsidiaries, (C) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any of its Subsidiaries or with respect to any substantial part of its or their property, or (D) take any corporate action for the purpose of any of the foregoing;

(vii) dissolve, liquidate or wind up the Company; or

(viii) authorize any of, or commit to agree to take, any of the foregoing actions.

Section 4.2 Access; Confidentiality.

(a) From the date of this Agreement until the Closing, the Company, subject to Section 4.2(b), shall allow and shall cause the Company’s Subsidiaries to allow, upon reasonable advance notice, TCV VII and its officers, employees, advisors, consultants, agents and other representatives (collectively, “Representatives”) such reasonable access during normal business hours, and in such a manner as to not interfere with the normal operation of the Company and its Subsidiaries, to their books, records, properties and personnel and to such other information as TCV VII may reasonably request; provided, however, that in no event shall TCV VII and its Representatives have access to any information that (i) based on reasonable advice of the Company’s counsel, would destroy any legal privilege or (ii) in the reasonable judgment of the Company, would (A) result in the disclosure of any trade secrets of third parties or (B) violate any obligation of the Company with respect to confidentiality; provided, further, that the Company and the Company’s Subsidiaries shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in clauses (i) and (ii) of this Section 4.2(a) apply.

(b) Upon the Closing, that certain Non-Disclosure Agreement, effective February 22, 2011, between the Company and TCMI (the “Non-Disclosure Agreement”) automatically shall terminate in all respects, without any further action by the Company, TCMI, the Purchasers or their respective Affiliates. From and after the Closing, each of TCMI and the Purchasers agrees that it shall maintain the strict confidentiality of all Information and shall not disclose any Information to any Person, except that TCMI and the Purchasers may disclose the Information (i) to authorized Representatives of the Company and its Subsidiaries or the Purchasers and as otherwise may be proper in the course of performing such Purchaser’s obligations, or enforcing such Purchaser’s rights, under this Agreement, (ii) to any bona fide prospective purchaser of the Common Stock directly or indirectly held by such Purchaser, provided that such prospective purchaser agrees to be bound by the terms of this Section 4.2(b), and (iii) as is, in the reasonable opinion of TCMI’s or any Purchaser’s legal counsel, required to be disclosed to a Governmental Entity, or by subpoena, summons or legal process, or by Law. Each of TCMI and the Purchasers shall advise each of its Affiliates and Representatives to whom Information is disclosed to comply with this Section 4.2(b) to the same extent as if it had executed and delivered this Agreement itself, and TCMI and each Purchaser shall be responsible for the failure of any of its Affiliates or Representatives to so comply.

Section 4.3 Commercially Reasonable Efforts to Complete. Each of the Purchasers and the Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using commercially reasonable efforts to: (a) cause the conditions to the transactions contemplated hereby set forth in Article V and Article VI to be satisfied; (b) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and make all necessary registrations, declarations and filings with Governmental Entities; and (c) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that in no event shall any Purchaser have any obligation to make any payment of a material sum to a third party (other than the payment of the purchase price in respect of the Purchased Shares, expenses of advisors incurred in connection with the transactions contemplated hereby and filing or administrative fees, including any HSR filing fees) or to sell, divest or dispose of any of its assets or businesses, in each case in order to satisfy its obligations under this Section 4.3. In furtherance and not in limitation of the foregoing, each of the Company and the Purchasers agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within five (5) days after the date of this Agreement, (ii) supply as promptly as reasonably practicable any additional information and documentary material that may reasonably be requested pursuant to the HSR Act and (iii) use its commercially reasonable efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 4.3 to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act as promptly as reasonably practicable. Without limiting the foregoing, the parties shall request and shall use commercially reasonable efforts to obtain early termination of the waiting period under the HSR Act.

Section 4.4 Notification of Certain Matters. Prior to the Closing, the Company shall give prompt written notice to each Purchaser of the occurrence or non-occurrence of any event known to the Company the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in Article II to be untrue, or the failure of the Company to comply with or satisfy any covenant or agreement under this Agreement. Prior to the Closing, each Purchaser shall give prompt written notice to the Company and each other Purchaser of the occurrence or non-occurrence of any event known to such Purchaser the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty of such Purchaser contained in Article III to be untrue, or the failure of such Purchaser to comply with or satisfy any covenant or agreement under this Agreement.

Section 4.5 Public Statements and Disclosure. Neither the Company nor any of the Purchasers shall issue any public release or make any public announcement or disclosure concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) of the Majority Purchasers, in the case of any release, announcement or disclosure by the Company, or the Company, in the case of any release, announcement or disclosure by any Purchaser, except as such release, announcement or disclosure may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or Governmental Entity to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release, announcement or disclosure shall use its commercially reasonable efforts to allow the applicable other party or parties hereto reasonable time to comment on such release, announcement or disclosure in advance of such issuance (it being understood that the final form and content of any such release, announcement or disclosure, as well as the timing of any such release, announcement or disclosure, shall be at the final discretion of the disclosing party).

Section 4.6 Legends. Each Purchaser acknowledges and agrees that the Purchased Shares will bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

Section 4.7 Restrictions on Purchaser Actions.

(a) Each Purchaser agrees that until the date on which such Purchaser and its Restricted Affiliates own, in the aggregate, less than 5% of the Common Stock determined on a fully diluted basis (which shall be determined assuming conversion of all convertible, exchangeable or exercisable capital stock, securities, warrants and options) (the “Restricted Period”), without the prior written consent of the Board of Directors, it will not, and will cause its Restricted Affiliates not to, at any time agree to, make any public proposal to acquire or acquire, directly or indirectly, by purchase or otherwise, record ownership or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act ), of any securities of the Company which if acquired would result in such Purchaser and its Restricted Affiliates, in the aggregate, having record or beneficial ownership of more than 24.99% of the Common Stock beneficially owned by all securityholders of the Company at the time of determination (excluding for purposes of this calculation any compensatory stock options and/or unvested restricted shares outstanding at the time of determination); provided, however, that if the Company takes any direct or indirect action that results in the number of shares of Common Stock being reduced (e.g., stock repurchases), no Purchaser or any of its Restricted Affiliates shall be deemed to have breached this Section 4.7(a) solely as a result of such action.

(b) During the Restricted Period, absent the prior written consent of the Company, each Purchaser agrees not to, and agrees to cause its Restricted Affiliates not to, directly or indirectly: (i) publicly propose to enter into, directly or indirectly, any merger, consolidation, business combination or other similar transaction involving the Company; (ii) make, or in any way participate in, any solicitation of proxies to vote any securities of the Company under any circumstances for a change in the directors or management of the Company, or in connection with a merger or acquisition of the Company, or deposit any securities of the Company in a voting trust or subject them to a voting agreement or other agreement of similar effect (it is understood and agreed that this clause (ii) shall not prohibit any Purchaser or any of its Affiliates from voting any securities of the Company in their discretion); (iii) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company that describes any plans or proposals required to be disclosed in response to any of clauses (a) through (j) of Item 4 of any Schedule 13D (or any amendment thereto), other than a group including solely such Purchaser and its Affiliates; (iv) publicly disclose any intention, plan or arrangement to change the Board of Directors or executive officers of the Company or any of its Subsidiaries or the certificate of incorporation, bylaws or certificate of designations of the Company or any of its Subsidiaries; or (v) advise, assist or encourage any other Persons in connection with any of the foregoing; it being understood and agreed that nothing in this Section 4.7(b) shall restrict or prohibit the TCV Designee or any other representative of the Purchasers who is a director of the Company, from taking any action, or refraining from taking any action, which he or she determines, in his or her sole discretion, is necessary to fulfill his or her fiduciary duties as a member of the Board of Directors.

(c) The provisions of Section 4.7(a) and (b) shall terminate in the event that the Board of Directors shall: (i) recommend in favor of a tender offer for a majority of the outstanding capital stock of the Company; (ii) approve a liquidation of the Company or the sale of all or substantially all of the assets of the Company to another Person; (iii) approve a merger or consolidation of the Company with any other Person that would result in the voting securities of the Company outstanding immediately prior thereto representing less than a majority of the voting power to elect a majority of the board of directors or similar body of the Person surviving such merger or resulting from such consolidation; or (iv) sell or otherwise issue to any Person voting securities of the Company that would result in such Person having a majority of the combined voting power of the voting securities of the Company. For purposes hereof, “voting power” means the power to vote in the election of directors generally.

(d) The provisions of Section 4.7(a) and (b) shall be reinstated and shall apply in full force according to their terms in the event that: (i) if the provisions of Section 4.7(a) and (b) shall have terminated as a result of a tender offer under clause (c)(i) above, such tender offer (as originally made or as extended or modified) shall have terminated (without any securities being accepted thereunder for purchase) prior to the commencement of a tender offer by any Purchaser or any of its Restricted Affiliates that would have been permitted pursuant to clause (c)(i) as a result of such third-party tender offer; (ii) any tender offer by any Purchaser or any of its Restricted Affiliates (as originally made or as extended or modified) that was permitted to be made pursuant to clause (c)(ii) through (c)(iv) shall have terminated (without any securities being accepted thereunder for purchase); or (iii) if the provisions of Section 4.7(a) and (b) shall have terminated as a result of clause (c)(ii), (c)(iii) or (c)(iv), the Board of Directors shall have determined to rescind or abandon the previous action described in clause (c)(ii) through (iv) (and no such action shall have closed). Upon reinstatement of the provisions of Section 4.7(a) and (b), the preceding provisions of this Section 4.7 shall continue to govern, including, those that provide for the termination of any of the provisions of this Section 4.7 in the event that any of the events described in clause (c) shall occur.

Section 4.8 TCV Designee and Management Rights.

(a) Immediately prior to and conditioned upon the Closing, the Board of Directors shall, and shall take all actions necessary to, promptly (i) increase the number of directors on the Board of Directors from eight (8) to nine (9) and (ii) elect Jake Reynolds (the “TCV Designee”) to the Board of Directors to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his death, retirement, resignation or removal. After the initial election of the TCV Designee to the Board of Directors, the Purchasers shall have no continuing rights hereunder with respect to the election of a designee of the Purchasers to the Board of Directors. The rights of the Purchasers pursuant to this Section 4.8(a) shall not be transferable to, or exercisable by, any person other than the Purchasers.

(b) The Company shall, upon the TCV Designee becoming a director of the Company, (i) enter into an indemnification agreement with such director in the form entered into with the other directors of the Company, modified to include the provisions set forth in Exhibit C, and (ii) cause such TCV Designee to be covered by any directors and officers insurance policy maintained by the Company from time to time at all times that such TCV Designee serves on the Board of Directors.

(c) At the Closing, the Company shall enter into a VCOC management rights agreement (a “Management Rights Agreement”) with each of TCV VII and TCV VII (A) in the forms attached hereto as Exhibit D-1 and Exhibit D-2, respectively.

Section 4.9 Specific Performance. The Purchasers and the Company agree that irreparable damage would occur and that the Company and the Purchasers, as applicable, would not have any adequate remedy at Law in the event that any of the provisions of Section 4.2(b) (Confidentiality), Section 4.7, (Restrictions on Purchaser Actions) or Section 4.8 (TCV Designee and Management Rights) were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Purchasers and the Company agree that the Company and the Purchasers, as applicable, shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to an injunction or injunctions to prevent breaches of such Sections and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at Law or in equity.

ARTICLE V
CONDITIONS TO THE PURCHASERS’ OBLIGATION

The obligation of a Purchaser to consummate the transactions contemplated hereby is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

Section 5.1 Representations and Warranties. Each of the representations and warranties of the Company contained in Article II of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time); provided, however, that if a representation or warranty is qualified by “materiality” or “Material Adverse Effect” or similar qualifier, such representation or warranty (as so qualified) shall be true and correct in all respects.

Section 5.2 Covenants. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

Section 5.3 No Material Adverse Effect. Since the date of this Agreement, no event, development, circumstance or condition shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 5.4 Certificates. The Company shall have delivered to the Purchasers (i) a certificate, dated as of the Closing Date and executed on behalf of the Company by its Chief Executive Officer, to the effect that each of the conditions set forth in Section 5.1, Section 5.2 and Section 5.3 has been satisfied, and (ii) a certificate, dated as of the Closing Date and executed on behalf of the Company by its Secretary, certifying the Company’s (A) certificate of incorporation, as amended, (B) bylaws, as amended, and (C) board resolutions approving this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

Section 5.5 HSR Act. All waiting periods (and any extensions thereof) under the HSR Act applicable to the consummation of the transactions contemplated by this Agreement shall have expired or otherwise been terminated.

Section 5.6 No Law, Order or Proceeding. No Law, order, rule or regulation of any Governmental Entity shall be in effect prohibiting or making illegal the purchase and sale of the Purchased Shares or the other transactions contemplated by this Agreement or the Related Agreements, and no action, proceeding or investigation shall have been commenced by any such authority against any party hereto seeking to restrain or prohibit any such transaction.

Section 5.7 Stock Certificates. The Company shall have delivered one or more stock certificates to each Purchaser representing the portion of the Purchased Shares to be purchased by such Purchaser.

Section 5.8 Investor Rights Agreement. The Company shall have entered into the Investor Rights Agreement.

Section 5.9 TCV Designee. Subject only to the occurrence of the Closing, the Board shall include the TCV Designee, who shall have been duly elected to the Board.

Section 5.10 Legal Opinion. The Company shall have provided an opinion addressed to the Purchasers rendered by its outside legal counsel, Latham & Watkins LLP, substantially in form and substance attached hereto as Exhibit F.

Section 5.11 Management Rights Agreements. The Company shall have entered into the Management Rights Agreements with each of TCV VII and TCV VII (A).

Section 5.12 Subsequent Listing Application. The Company shall have submitted a Subsequent Listing Application pursuant to Section 7 of the NYSE Listed Company Manual and received notice from the NYSE that the Purchased Shares have been approved for listing on the NYSE upon official notice of issuance.

ARTICLE VI
CONDITIONS TO THE COMPANY’S OBLIGATION

The obligation of the Company to consummate the transactions contemplated hereby with respect to each Purchaser is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent by such Purchaser:

Section 6.1 Representations and Warranties; Performance. Each of the representations and warranties of such Purchaser contained in Article III of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time); provided, however, that if a representation or warranty is qualified by “materiality” or “material adverse effect” or similar qualifier, such representation or warranty (as so qualified) shall be true and correct in all respects.

Section 6.2 Covenants. Such Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

Section 6.3 Certificates. Such Purchaser shall have delivered to the Company a certificate, dated as of the Closing Date and executed on behalf of such Purchaser by its authorized representative, to the effect that each of the conditions set forth in Section 6.1 and Section 6.2 has been satisfied.

Section 6.4 HSR Act. All waiting periods (and any extensions thereof) under the HSR Act applicable to the consummation of the transactions contemplated by this Agreement shall have expired or otherwise been terminated.

Section 6.5 No Law, Order or Proceeding. No Law, order, rule or regulation of any Governmental Entity shall be in effect prohibiting or making illegal the purchase and sale of the Purchased Shares or the other transactions contemplated by this Agreement or the Related Agreements, and no action, proceeding or investigation shall have been commenced by any such authority against any party hereto seeking to restrain or prohibit any such transaction.

Section 6.6 Consideration for the Securities. Such Purchaser shall have paid the purchase price of the Purchased Shares to be purchased by such Purchaser in full at the Closing either by certified check or by wire transfer of immediately available funds to an account designated in writing by the Company.

Section 6.7 Investor Rights Agreement. Such Purchaser shall have entered into the Investor Rights Agreement.

ARTICLE VII
TERMINATION

Section 7.1 Termination. This Agreement, as it applies to any single Purchaser, may be terminated prior to the Closing:

(a) by mutual written agreement of the Company and such Purchaser, upon written notice to the other parties;

(b) by the Company or such Purchaser, who have agreed to use commercially reasonable efforts and cooperate in good faith to consummate the transactions contemplated by this Agreement pursuant to Section 4.3 hereof (including, without limitation, the parties agreement to request and use commercially reasonable efforts to obtain early termination of the waiting period under the HSR Act), upon written notice to the other parties, in the event that the Closing does not occur on or before September 1, 2011; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by such Purchaser, upon written notice to the other parties, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 5.1 or Section 5.2 would not be satisfied and (ii) such breach or condition is not curable provided that this Section 7.1(c) shall only apply if such Purchaser is not in material breach of any of the terms of this Agreement;

(d) by the Company with respect to any single Purchaser, upon written notice to the other parties, if (i) there has been a breach of any representation, warranty, covenant or agreement made by such Purchaser in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 6.1 or Section 6.2 would not be satisfied and (ii) such breach or condition is not curable; provided that this Section 7.1(d) shall only apply if the Company is not in material breach of any of the terms of this Agreement; or

(e) by the Company or such Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable.

For the avoidance of doubt, the termination of this Agreement with respect to any single Purchaser pursuant to this Section 7.1 shall not terminate or otherwise affect this Agreement with respect to any other Purchaser.

Section 7.2 Effects of Termination. In the event of the termination of this Agreement with respect to any single Purchaser pursuant to Section 7.1, this Agreement, as applicable to such Purchaser, shall be of no further force or effect without liability of any party or parties hereto, as applicable, to the other party or parties hereto, as applicable, except (a) for the terms of this Section 7.2 and Article VIII, each of which shall survive the termination of this Agreement, as applicable to such Purchaser, and (b) that nothing herein shall relieve the Company or such Purchaser, as applicable, from liability for any willful breach of, or fraud in connection with, this Agreement.

ARTICLE VIII
MISCELLANEOUS

Section 8.1 Survival of Representations. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the Closing of the transactions contemplated hereby. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement shall terminate on, and no claim or action with respect thereto may be brought with respect to such representation and warranties after, the earlier of (a) the date that is thirty (30) days after the date the Company filed its annual report on Form 10-K for the year ending June 30, 2011 and (b) the date that is ten (10) days after the effective date of the Resale Shelf Registration (as defined in the Investor Rights Agreement); except for the representations and warranties set forth in Section 2.2, Section 2.18 and Section 2.23 which shall survive indefinitely.

Section 8.2 Shares Owned by Affiliates. For the purposes of applying all provisions of this Agreement which condition the receipt of information or access to information or exercise of any rights upon ownership of a specified number or percentage of shares, the shares owned of record by any Affiliate of a Purchaser shall be deemed to be owned by such Purchaser.

Section 8.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service (including electronic mail) shall be considered original executed counterparts for purposes of this Section 8.3, provided that receipt of copies of such counterparts is confirmed.

Section 8.4 Governing Law.

(a) Except to the extent the Delaware General Corporation Law is mandatorily applicable, this Agreement and any disputes arising hereunder or controversies related hereto shall be governed by and construed in accordance with the internal Laws, and not the Laws of conflicts, of the State of New York that apply to contracts made and performed entirely within such state. The parties hereto hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 8.5 Entire Agreement; No Third Party Beneficiary. This Agreement and the Related Agreements contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement, including the term sheet dated March 16, 2011 between the Company, TCV VII and TCV VII (A), are merged into and are superseded and canceled by, this Agreement and the Related Agreements. Except with respect to Section 4.8(b), this Agreement is not intended to confer upon any Person not a party hereto (or its successors and permitted assigns) any rights or remedies hereunder.

Section 8.6 Expenses. Whether or not the Closing shall occur, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees, shall be paid by the party incurring such expenses, except that on the Closing Date the Company shall pay up to $150,000 of the reasonable and documented out-of-pocket fees and expenses incurred by the Purchasers, including the reasonable and documented fees and expenses of counsel for the Purchasers and any HSR filing fees.

Section 8.7 Notices. All notices and other communications hereunder will be in writing and given by (a) personal delivery, (b) certified or registered mail, return receipt requested, (c) nationally recognized overnight delivery service, such as Federal Express, (d) facsimile, with confirmation of transmission by the transmitting equipment, or (e) electronic mail, provided the relevant computer record indicates a full and successful transmission, in each case to the party to whom it is given at such party’s physical address, facsimile number or electronic mail address set forth below or such other physical address, facsimile number or electronic mail address as such party may hereafter specify by notice to the other parties hereto given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or electronic mail transmission, on the next Business Day when sent by overnight delivery services or five (5) days after the date so mailed if by certified or registered mail.

If to the Company, to:

K12 Inc
2300 Corporate Park Drive
Herndon, VA 20171
Attention: General Counsel
Fax No.: (703) 483-7496
Email: hpolsky@k12.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, N.W.
Suite 1000
Washington, DC 20004
Attention: William P. O’Neill
Fax No.: (202) 637-2201
Email: william.o’neill@lw.com

If to a Purchaser, to:

Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Attention: Carla S. Newell, Frederic D. Fenton
Fax No.: (650) 614-8222
Email: cnewell@tcv.com, rfenton@tcv.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attention: Stephen L. Ritchie, P.C.
Fax No.: (312) 862-2200
Email: stephen.ritchie@kirkland.com

Section 8.8 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Purchasers. Upon notice to the Company, any Purchaser may assign some or all of its rights hereunder without the consent of the Company to any Affiliate of such Purchaser, and such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights and shall agree in writing to be bound by the terms, conditions, representations and covenants of this Agreement and the Related Agreements that apply to such Purchaser.

Section 8.9 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 8.10 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Majority Purchasers; provided that no such modification or amendment that would adversely affect any Purchaser in a manner materially different than how it affects the Majority Purchasers shall be effective against such adversely affected Purchaser without the prior written consent of such adversely affected Purchaser. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 8.11 Interpretation; Absence of Presumption.

(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 8.12 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof; provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 8.13 Equitable Adjustment. If between the date of this Agreement and the Closing Date the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class, solely by reason of any stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction, the number of Purchased Shares and the purchase price per Purchased Share shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction and to provide to each Purchaser the same economic effect as contemplated by this Agreement prior to such action.

Section 8.14 Schedules. The Schedule of Exceptions to this Agreement (the “Schedule of Exceptions”) shall be arranged in sections and subsections corresponding to the numbered section and lettered subsections of this Agreement. Any information disclosed in any such section or subsection shall be deemed fully disclosed for the purposes of all of the other such sections and subsections and shall be deemed to qualify all representations and warranties of the Company if the applicability of such information to such other section or subsection is reasonably apparent on its face. Neither the specification (directly or indirectly by reference to a defined term hereof) of any dollar amount in the representations and warranties set forth in Article II nor the inclusion of any items in the Schedule of Exceptions shall be deemed to constitute an admission by the Company or the Purchasers, or otherwise imply, that any such amount or such items so included are material for the purposes of this Agreement. The inclusion of, or reference to, any item within any particular section or subsection to the Schedule of Exceptions does not constitute an admission by the Company or the Purchasers that such item meets any or all of the criteria set forth in this Agreement for inclusion in such section or subsection.

[Signature pages follow]

The parties have caused this Securities Purchase Agreement to be executed as of the date first written above.

COMPANY:

K12 INC.

By: /s/ Ronald J. Packard
Name: Ronald J. Packard
Title: Chief Executive Officer

PURCHASERS:

TCV VII, L.P.

By: Technology Crossover Management VII, L.P.
Its: General Partner

By: Technology Crossover Management VII, Ltd.
Its: General Partner

By: /s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Authorized Signatory

TCV VII (A), L.P.

By: Technology Crossover Management VII, L.P.
Its: General Partner

By: Technology Crossover Management VII, Ltd.
Its: General Partner

By: /s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Authorized Signatory

TCV MEMBER FUND, L.P.

By: Technology Crossover Management VII, Ltd.
Its: General Partner

By: /s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Authorized Signatory

SOLELY FOR PURPOSES OF SECTION 4.2(B) HEREOF:

TCMI, INC.

By: /s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Authorized Signatory

EXHIBIT A
DEFINED TERMS

1.	The following capitalized terms have the meanings indicated:

“Accreditation” means the status of public recognition or listing granted by an Accrediting Body to a school or an educational program reflecting the Accrediting Body’s determination that the school or educational program meets the published standards and requirements of the Accrediting Body.

“Accrediting Body” means any non-governmental entity or non-governmental organization, including any institutional or specialized accrediting agency, which engages in the granting or withholding of Accreditation of schools or educational programs.

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day, other than a Saturday, Sunday or any other date in which banks located in New York, New York are closed for business as a result of federal, state or local holiday.

“Certificate of Designations” means the Certificate of Designations, Preferences and Relative and Other Special Rights of Series A Special Stock dated as of July 23, 2010.

“Code” means the Internal Revenue Code of 1986, as amended.

“Educational Agency” means any Governmental Entity, State Educational Agency, Local Educational Agency, or Accrediting Body that engages in granting or withholding Educational Approvals for, or otherwise has jurisdiction to regulate, the Company or any of its Subsidiaries in accordance with standards relating to the performance, operation, financial condition and/or academic standards of, schools, educational programs and educational service providers.

“Educational Approval” means any (i) license, authorization, certification, program participation agreement, Accreditation or other approval issued by an Educational Agency with respect to the Company or any of its Subsidiaries and (ii) license, authorization, certification or other approval issued to individuals by an Educational Agency and required by Law for an individual to be employed by the Company or any of its Subsidiaries or to be engaged by the Company or any of its Subsidiaries in providing educational services.

“Educational Law” means any laws, regulations, orders, standards or requirements administered or promulgated by any Educational Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles as in effect in the United States.

“Government Funding” means any funds accepted by the Company or any of its Subsidiaries from any Governmental Entity.

“Government Program” means any federal, state or local program that provides Government Funding or any program administered by an Educational Agency (other than an Accrediting Body) relating to the performance, operation, financial condition and/or academic standards of schools, educational programs and educational service providers and whose requirements are binding upon the Company or any of its Subsidiaries.

“Governmental Entity” means any federal, state, local or foreign government or political subdivision or regulatory authority or any court, tribunal, judicial or arbitral body, administrative agency or other governmental authority or instrumentality, department, commission, board, bureau, or regulatory authority thereof, including any Educational Agency other than an Accrediting Body.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and rules and regulations promulgated thereunder.

“Information” means all documents, materials, reports and other information relating to the Company or any of its Subsidiaries or their respective assets or businesses, which was furnished to the Purchasers in connection with the transactions contemplated hereby by or on behalf of the Company or any of its Subsidiaries (whether prepared by the Company or its Representatives or otherwise and irrespective of the form of communication). Notwithstanding the foregoing, the term “Information” does not include any document, material, report and other information that (i) is or becomes generally available to the public (other than by or as a result of any unauthorized disclosure by any Purchaser or its Representatives), (ii) was already known to any Purchaser at the time of disclosure by or on behalf of the Company, as can be reasonably demonstrated by such Purchaser, or (iii) becomes available to any Purchaser on a non-confidential basis from a source other than the Company or its Subsidiaries, provided that such source is not known by such Purchaser after due inquiry to have disclosed such information in violation of an obligation of confidentiality to the Company or any of its Subsidiaries.

“Intellectual Property Rights” means all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names and Internet domain names that are used by the Company or any of its Subsidiaries in their business as presently conducted, including all (i) databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, development tools, instructions and templates created by or on behalf of the Company or any of its Subsidiaries and (ii) inventions, trade dress, logos and designs created by or on behalf or any of the Company or any of its Subsidiaries.

“Investment Company Act” mean the Investment Company Act of 1940, as amended.

“Investor Rights Agreement” means the Investor Rights Agreement among the Company and each of the Purchasers in the form attached to the Agreement as Exhibit E.

“Law” means any rule, regulation, executive order, constitution, statute, order, ordinance, law, code, or other requirement having the effect of law promulgated by any Governmental Entity, including any Educational Law.

“Lien” means any mortgage, pledge, security interest or other encumbrance.

“Local Educational Agency” means any public authority legally constituted within a state for either administrative control or direction of, or to perform a service function for, public elementary or secondary schools in a city, county, township, school district, or other political subdivision of a state, or for a combination of school districts or counties as are recognized in a state as an administrative agency for its public elementary or secondary schools.

“Majority Purchasers” means the Purchasers purchasing a majority of the Purchased Shares hereunder.

“Material Adverse Effect” means a material adverse effect upon the business, financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Permits” means all permits, licenses, authorizations, consents, approvals and franchises from Governmental Entities.

“Proxy Statement” means the Company’s definitive proxy statement filed with the SEC on November 23, 2010.

“Recent SEC Documents” means the SEC Documents filed since June 30, 2010, but prior to the date hereof.

“Restricted Affiliate” means: (i) any Person who is directly or indirectly responsible for the formation, management, operations, oversight or administration of a Purchaser (including any principals, partners or employees of any such Person); (ii) any investment fund directly or indirectly formed, managed or controlled by any one or more Persons referred to in the preceding clause (i); and (iii) any direct of indirect Subsidiary of any Person referred to in the preceding clause (i) or clause (ii) in which any one or more such Persons have the right to elect, directly or indirectly, a majority of the board of directors, or similar governing body, of such Subsidiary or own a majority of the voting securities entitled to elect such a majority of the board of directors, or similar governing body.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed by the Company with the SEC.

“Series A Special Stock” means the Company’s Preferred Stock designated as Series A Special Stock.

“State Educational Agency” means any state governmental authority with responsibility for the supervision of elementary, secondary and/or postsecondary education in a state, or which provides such licenses, permits, consents, approvals, certificates, program participation agreements or other approvals, in each case, necessary for the operation of the business of the Company or its Subsidiaries in that state in accordance with standards relating to the performance, operation, financial condition and/or academic standards of schools, educational programs and educational service providers.

“Stock Plans” means the K12 Inc. 2007 Equity Incentive Award Plan, the K12 Inc. Employee Stock Purchase Plan and the K12 Inc. Amended and Restated Stock Option Plan.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which (i) if a corporation, more than 50% of the total voting power of shares of stock is at the time of determination entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association, joint venture or other business entity, more than 50% of the partnership, joint venture or other similar ownership interest thereof is at the time of determination owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Tax” and “Taxes” means all federal, state, local and foreign taxes, including income, franchise, property, sales, withholding, payroll and employment taxes.

“TCV VII” means TCV VII, L.P., a Cayman Islands exempted limited partnership.

“TCV VII (A)” means TCV VII (A), L.P., a Cayman Islands exempted limited partnership.

“VCOC” means “venture capital operating company” as defined in the Department of Labor Regulations, Section 25101.3-101(d).

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Defined Term	Section
Agreement	Preamble
Closing	Section 1.2
Closing Date	Section 1.2
Common Stock	Recitals
Company	Preamble
ERISA Documents	Section 2.17
Financial Statements	Section 2.7
Management Rights Agreement	Section 4.8(c)
Non-Disclosure Agreement	Section 4.2(b)
Preferred Stock	Section 2.4(a)
Purchased Shares	Recitals
Purchasers	Preamble
Related Agreements	Section 2.2
Representatives	Section 4.2(a)
Restricted Period	Section 4.7
Schedule of Exceptions	Section 8.14
Securities Act	Section 2.4(c)
TCMI	Preamble
TCV Designee	Section 4.8(a)

EXHIBIT B
PURCHASED SHARES

	Number of
Purchaser	Purchased Shares	Aggregate Purchase Price
TCV VII, L.P.	2,617,727	$82,353,691.42
TCV VII (A), L.P.	1,359,447	$42,768,202.62
TCV Member Fund, L.P.	22,826	$718,105.96
Total	4,000,000	$125,840,000

EXHIBIT C
CERTAIN INDEMNIFICATION PROVISIONS

WHEREAS, Indemnitee is a representative of TCV VII, L.P., a Cayman Islands exempted limited partnership (the “Fund”), and has certain rights to indemnification and/or insurance provided by the Fund which Indemnitee and the Fund intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.

The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by the Fund and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor ahead of the Fund Indemnitors (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary with respect to matters under this Agreement), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the Third Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company (or any agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms hereof.

EXHIBIT D
FORM OF MANAGEMENT RIGHTS AGREEMENT

EXECUTION COPY

MANAGEMENT RIGHTS AGREEMENT

This MANAGEMENT RIGHTS AGREEMENT (this “Agreement”) is entered into as of [             ], 2011, by and between K12 Inc., a Delaware corporation, (the “Company”) and TCV VII, L.P., a Cayman Islands exempted limited partnership (“Fund”).

RECITALS

A. Fund’s organizational documents require that Fund have and maintain the status of a “venture capital operating company” as defined in the Department of Labor Regulations, Section 25101.3-101(d) (the “Regulations”).

B. The Regulations require that a venture capital operating company must have direct contractual rights to participate substantially in or substantially influence the conduct of the management of its portfolio companies.

C. In order to induce Fund to invest in the Company, the Company has agreed to provide the rights described herein to Fund in connection with Fund’s purchase of shares of Common Stock of the Company (“Common Stock”) pursuant to that certain Securities Purchase Agreement dated April 13, 2011 (the “Purchase Agreement”).

NOW, THEREFORE, the parties hereto agree that upon Fund’s purchase of Common Stock from the Company, Fund will be entitled to the following contractual management rights:

(1) Fund shall be entitled to consult with management of the Company on significant business issues, including management’s proposed annual and quarterly operating plans;

(2) Fund may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential or proprietary information and facilities need not be provided except to the extent provided to all of the Company’s investors under the terms of the current financing; and

(3) If Fund is not represented on the Company’s Board of Directors, the Company shall invite an employee of Fund or of Fund’s affiliates to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such observer timely copies of all notices, minutes, consents and other materials that it provides to its directors. Such representative may participate in discussions of matters brought to the Board of Directors.

Fund agrees that any requests for information hereunder shall be made by it to the Company’s Chief Financial Offer or General Counsel. Fund agrees that any confidential information provided to or learned by it in connection with its rights under this letter shall be subject to the confidentiality provisions set forth in the Purchase Agreement.

The rights described herein shall terminate and be of no further force or effect at such time as the TCV Purchasers (as defined in the Purchase Agreement) and their affiliates no longer own, in the aggregate, at least 80% of the number of Purchased Shares purchased by the TCV Purchasers pursuant to the Purchase Agreement.

This Agreement and any disputes arising hereunder or controversies related hereto shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Delaware that apply to contracts made and performed entirely within such state.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service (including electronic mail) shall be considered original executed counterparts for purposes of this Agreement, provided that receipt of copies of such counterparts is confirmed.

* * * * *

IN WITNESS WHEREOF the parties hereto have hereby executed this Agreement as of the date first above written.

K12 INC.
a Delaware corporation

By:
Name: Ronald J. Packard
Title: Chief Executive Officer

TCV VII, L.P.

a Cayman Islands Limited Partnership

By: Technology Crossover Management VII, L.P.
Its: General Partner

By: Technology Crossover Management VII, Ltd.
Its: General Partner

By:
Name: Frederic D. Fenton
Title: Authorized Signatory

EXECUTION COPY

MANAGEMENT RIGHTS AGREEMENT

This MANAGEMENT RIGHTS AGREEMENT (this “Agreement”) is entered into as of [             ], 2011, by and between K12 Inc., a Delaware corporation, (the “Company”) and TCV VII (A), L.P., a Cayman Islands exempted limited partnership (“Fund”).

RECITALS

A. Fund’s organizational documents require that Fund have and maintain the status of a “venture capital operating company” as defined in the Department of Labor Regulations, Section 25101.3-101(d) (the “Regulations”).

B. The Regulations require that a venture capital operating company must have direct contractual rights to participate substantially in or substantially influence the conduct of the management of its portfolio companies.

C. In order to induce Fund to invest in the Company, the Company has agreed to provide the rights described herein to Fund in connection with Fund’s purchase of shares of Common Stock of the Company (“Common Stock”) pursuant to that certain Securities Purchase Agreement dated April 13, 2011 (the “Purchase Agreement”).

NOW, THEREFORE, the parties hereto agree that upon Fund’s purchase of Common Stock from the Company, Fund will be entitled to the following contractual management rights:

(1) Fund shall be entitled to consult with management of the Company on significant business issues, including management’s proposed annual and quarterly operating plans;

(2) Fund may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential or proprietary information and facilities need not be provided except to the extent provided to all of the Company’s investors under the terms of the current financing; and

(3) If Fund is not represented on the Company’s Board of Directors, the Company shall invite an employee of Fund or of Fund’s affiliates to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such observer timely copies of all notices, minutes, consents and other materials that it provides to its directors. Such representative may participate in discussions of matters brought to the Board of Directors.

Fund agrees that any requests for information hereunder shall be made by it to the Company’s Chief Financial Offer or General Counsel. Fund agrees that any confidential information provided to or learned by it in connection with its rights under this letter shall be subject to the confidentiality provisions set forth in the Purchase Agreement.

The rights described herein shall terminate and be of no further force or effect at such time as the TCV Purchasers (as defined in the Purchase Agreement) and their affiliates no longer own, in the aggregate, at least 80% of the number of Purchased Shares purchased by the TCV Purchasers pursuant to the Purchase Agreement.

This Agreement and any disputes arising hereunder or controversies related hereto shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Delaware that apply to contracts made and performed entirely within such state.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service (including electronic mail) shall be considered original executed counterparts for purposes of this Agreement, provided that receipt of copies of such counterparts is confirmed.

* * * * *

IN WITNESS WHEREOF the parties hereto have hereby executed this Agreement as of the date first above written.

K12 INC.
a Delaware corporation

By:
Name: Ronald J. Packard
Title: Chief Executive Officer

TCV VII (A), L.P.

a Cayman Islands exempted limited partnership

By: Technology Crossover Management VII, L.P.
Its: General Partner

By: Technology Crossover Management VII, Ltd.
Its: General Partner

By:
Name: Frederic D. Fenton
Title: Authorized Signatory

EXHIBIT E
FORM OF INVESTOR RIGHTS AGREEMENT

EXECUTION COPY

INVESTOR RIGHTS AGREEMENT

Dated as of [______ __], 2011
AMONG
K12 INC.
AND
THE INVESTORS NAMED HEREIN

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of [             ], 2011, by and among K12 Inc., a Delaware corporation (including its successors and permitted assigns, the “Company”), and the entities listed as “Investors” on the signature pages hereto (each, an “Investor” and, collectively, the “Investors”).

RECITALS

A. The Company has entered into a Securities Purchase Agreement, dated as of April 13, 2011 (as amended from time to time, the “Purchase Agreement”), with each of the Investors pursuant to which the Company has sold to the Investors, and the Investors have purchased from the Company, an aggregate of 4,000,000 shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”).

B. As a condition to each of the Investors’ obligations under the Purchase Agreement, the Company and the Investors will enter into this Agreement for the purpose of granting certain registration and other rights to the Investors.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

Section 1 Certain Definitions. As used in this Agreement, the capitalized terms identified in the Preamble and the Recitals shall have the meanings identified therein and the following terms shall have the following respective meanings:

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Agreement” shall have the meaning set forth in the Preamble hereof.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Common Stock” shall have the meaning set forth in the Recitals hereof.

“Company” shall have the meaning set forth in the Preamble hereof.

“Company Indemnified Parties” shall have the meaning set forth in Section 8(a) hereof.

“Effectiveness Period” shall have the meaning set forth in Section 3(b) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Holder” shall mean (i) any Investor holding Registrable Securities and (ii) any member or general or limited partner of an Investor or other Person to whom the rights under this Agreement have been transferred in accordance with Section 11 hereof.

“Holder Indemnified Parties” shall have the meaning set forth in Section 8(b) hereof.

“Indemnified Party” shall have the meaning set forth in Section 8(c) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 8(c) hereof.

“Investor Shares” shall mean the shares of Common Stock purchased by the Investors pursuant to the Purchase Agreement.

“Investors” shall have the meaning set forth in the Preamble hereof.

“Long-Form Registration Statement” shall have the meaning set forth in Section 3(a).

“Majority Holders” shall mean the holders of a majority of the Registrable Securities at any time of determination.

“New Securities” shall have the meaning set forth in Section 2(a) hereof.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.

“Purchase Agreement” shall have the meaning set forth in the Recitals hereof.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean the Investor Shares or other securities issued or issuable in respect of the Investor Shares upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that such securities shall only be treated as Registrable Securities until the earliest of: (w) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective registration statement relating thereto; (x) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; (y) the date on which all Registrable Securities owned by the Holder thereof may be resold without volume restrictions during any and all three-month periods pursuant to Rule 144; or (z) the date on which such security is transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 11 hereof.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 3 and Section 4 hereof, including all registration, qualification, listing and filing fees (including fees for filings to be made with and charged by the Financial Industry Regulatory Authority, Inc. in connection with an Underwritten Take-Down), printing expenses, escrow fees related to escrow funds established for the Company’s benefit, fees and disbursements of counsel for the Company, blue sky fees and expenses, fees and expenses charged by the Company’s independent public accountants, fees and expenses of the Company in connection with any “road show,” the expense of any special audits required by any such registration; provided, however, that Registration Expenses shall not be deemed to include any Selling Expenses.

“Resale Shelf Registration” shall have the meaning set forth in Section 3(a) hereof.

“Restricted Securities” shall mean the Investor Shares required to bear the legend set forth in Section 13 hereof.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act and any successor provision.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shelf Registration” shall mean the Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.

“Short-Form Registration Statement” shall have the meaning set forth in Section 3(a).

“Subsequent Holder Notice” shall have the meaning set forth in Section 3(e) hereof.

“Subsequent Shelf Registration” shall have the meaning set forth in Section 3(c) hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which (i) if a corporation, more than 50% of the total voting power of shares of stock is at the time of determination entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association, joint venture or other business entity, more than 50% of the partnership, joint venture or other similar ownership interest thereof is at the time of determination owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“TCV Holder” shall mean any of TCV VII, TCV VII (A), TCV Member Fund or any of their respective Affiliates who at any time hold capital stock of the Company.

“TCV VII” shall mean TCV VII, L.P., a Cayman Islands exempted limited partnership.

“TCV VII (A)” shall mean TCV VII (A), L.P., a Cayman Islands exempted limited partnership.

“TCV Member Fund” shall mean TCV Member Fund, L.P., a Cayman Islands exempted limited partnership.

“Transfer” shall mean any pledge, sale, contract to sell, assignment, transfer or other disposition.

“Underwritten Take-Down” shall have the meaning set forth in Section 3(f) hereof.

“Underwritten Take-Down Notice” shall have the meaning set forth in Section 3(f) hereof.

Section 2 Participation Rights.

(a) If the Company proposes to issue or sell any shares of Common Stock or any securities (including debt securities exchangeable for or convertible into shares of Common Stock) containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding shares of Common Stock) or any securities exchangeable for or convertible into Common Stock (collectively, the “New Securities”), other than in an Exempt Issuance, at least twenty (20) days prior to such issuance or sale, the Company shall first offer to sell to each TCV Holder a portion of such New Securities equal to the quotient determined by dividing (x) the number of shares of Common Stock held by such TCV Holder (assuming conversion of all convertible, exchangeable or exercisable capital stock, securities, warrants and options) by (y) the total number of shares of Common Stock then outstanding (assuming conversion of all convertible, exchangeable or exercisable capital stock, securities, warrants and options, other than unvested employee stock options and unvested restricted shares). Each TCV Holder shall be entitled to purchase all or any portion of its allotment of such New Securities at the most favorable price and on the most favorable terms as such New Securities are to be offered to any other parties. For purposes of this Agreement, “Exempt Issuance” means any issuance of New Securities (i) as consideration in connection with the acquisition of another company or business, (ii) pursuant to an underwritten public offering of debt or equity securities of the Company, (iii) to employees or consultants or directors of the Company or any of its Subsidiaries pursuant to arrangements approved by the Company’s board of directors, (iv) upon conversion or exercise of, or in exchange for, any securities of the Company or any options or other rights to acquire securities of the Company outstanding on the date hereof or issued hereafter in compliance with the terms of this Section 2, or (v) pursuant to any stock split, stock dividend, stock combination, recapitalization or similar transaction that affects all stockholders or holders of any class of securities (as the case may be) proportionately.

(b) In order to exercise its purchase rights hereunder, a TCV Holder must, within fifteen (15) days after receipt of written notice from the Company describing in reasonable detail the New Securities being offered, the purchase price thereof, the payment terms and such TCV Holder’s percentage allotment, deliver a written notice to the Company notifying the Company of its intent to exercise its purchase rights pursuant to this Section 2 and as to the amount of New Securities such TCV Holder desires to purchase, up to the maximum amount calculated pursuant to Section 2(a). Such notice shall constitute a binding agreement of a TCV Holder to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of a TCV Holder to respond within such fifteen (15) day period shall be deemed to be a waiver of such TCV Holder’s rights under this Section 2 only with respect to the offering described in the applicable notice.

(c) Upon the expiration of the ten (10) day exercise period described above, the Company shall be entitled to sell such New Securities which the TCV Holders have not elected to purchase during the one hundred and twenty (120) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the TCV Holders. Any New Securities offered or sold by the Company after such one hundred and twenty (120) day period must be reoffered to the TCV Holders pursuant to the terms of this Section 2.

(d) If a TCV Holder exercises its purchase rights pursuant to this Section 2, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within thirty (30) days after the giving of notice of such exercise; provided that if such issuance is subject to regulatory approval, such thirty (30) day period shall be extended until the expiration of fifteen (15) days after all such approvals have been received, but in no event later than one hundred and twenty (120) days from the date of the Company’s initial notice pursuant to this Section 2. At any such closing of the purchase of New Securities, the Company will deliver the New Securities being acquired by each TCV Holder in the form of one or more certificates or instruments, as applicable, issued in such TCV Holder’s name upon receipt by the Company of payment of the full purchase price therefor by or on behalf of such Purchaser.

(e) Notwithstanding anything to the contrary herein, for purposes of applying this Section 2, a TCV Holder may assign its purchase rights pursuant to this Section 2 to an investment fund affiliated with such TCV Holder; provided, however, that any such assignee shall assume all of such TCV Holder’s rights, obligations and agreements under this Agreement, the Purchase Agreement and the Related Agreements (as defined in the Purchase Agreement) in connection with such assignment.

(f) The purchase rights set forth in this Section 2 shall terminate upon the first to occur of either (i) the TCV Holders and their Affiliates no longer beneficially own at least fifty percent (50%) of the number of Investor Shares acquired by the TCV Holders pursuant to the Purchase Agreement or (ii) the TCV Holders and their Affiliates no longer beneficially own at least three percent (3%) of the outstanding Common Stock at the time of determination. Additionally, the purchase rights set forth in this Section 2 shall not be exercisable by any TCV Holder or its Affiliates to the extent such exercise and the corresponding purchase of the applicable New Securities by any TCV Holder or its Affiliates would result in the TCV Holders and their Restricted Affiliates (as defined in the Purchase Agreement), in the aggregate, having record or beneficial ownership of more than 24.99% of the Common Stock beneficially owned by all securityholders of the Company at the time of determination (excluding for purposes of this calculation any compensatory stock options and/or unvested restricted shares outstanding at the time of determination).

Section 3 Resale Shelf Registration.

(a) The Company shall use its best efforts to file no later than October 1, 2011 a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, including by way of an underwritten offering, block sale or other distribution plan designated by the Majority Holders, of all of the Registrable Securities (the “Resale Shelf Registration”) and shall use its best efforts to cause such Resale Shelf Registration to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event within forty-five (45) days after the filing of such Resale Shelf Registration with the Commission. Such Resale Shelf Registration shall be on Form S-3 or on another equivalent form providing for the registration of such Registrable Securities (a “Short-Form Registration Statement”). If the Company is not eligible to use a Short-Form Registration Statement by October 1, 2011, the Company shall, upon the request of the Majority Holders, use its best efforts to file as soon as practicable, and in no event later than November 15, 2011, or such longer period as agreed by the Majority Holders in their sole discretion, a Resale Shelf Registration on Form S-1 or another equivalent form (a “Long-Form Registration Statement”) providing for the registration of such Registrable Securities from time to time by the Holders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, and shall use its best efforts to cause such Long-Form Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event within forty-five (45) days after the filing of such Long-Form Registration Statement with the Commission. If the Resale Shelf Registration (or any Subsequent Shelf Registration Statement (as defined below)) is made on a Long-Form Registration Statement and the Company becomes eligible to use a Short-Form Registration Statement, the Company shall have the option, but not the obligation, subject to the prior written consent of the Majority Holders (which consent shall not be unreasonably withheld or delayed), to convert such Long-Form Registration Statement to a Short-Form Registration Statement. In the event the Company chooses to exercise such option, the Company shall promptly inform the Holders that the Company is eligible to use a Short-Form Registration Statement and notify the Holders that the Company has elected to effectuate such a conversion, subject to the prior written consent of the Majority Holders (which consent shall not be unreasonably withheld or delayed). Upon receipt of such consent from the Majority Holders, the Company shall use its best efforts to effectuate such conversion without undue delay.

(b) Once declared effective, the Company shall, subject to Section 3(h), use its reasonable best efforts to cause the Resale Shelf Registration to be continuously effective until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(c) If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to (i) promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall use its reasonable best efforts to, within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or (ii) at the option of the Company, promptly file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (x) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is ninety (90) days after such Subsequent Shelf Registration is filed and (y) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders.

(d) The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Majority Holders then covered by such Shelf Registration.

(e) If a Person becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”), and in any event within fifteen (15) days after such date:

(i) if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration and any necessary supplement or amendment to any document incorporated therein by reference and file any other required document with the Commission so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that if a post-effective amendment is required by the rules and regulations of the Commission in order to permit resales by such Holder, the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any sixty (60) day period;

(ii) if, pursuant to Section 3(e)(i), the Company shall have filed a post-effective amendment to the Shelf Registration, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is sixty (60) days after the date such post-effective amendment is required by this Section 3(e) to be filed; and

(iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to clause (i) above.

(f) The Majority Holders may on one (1) occasion after the Resale Shelf Registration becomes effective deliver a written notice to the Company (the “Underwritten Take-Down Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration is intended to be conducted through an underwritten offering (the “Underwritten Take-Down”). In the event of an Underwritten Take-Down:

(i) The Majority Holders shall have the right to select the managing underwriter or underwriters to administer the offering; provided, however, that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

(ii) A sale of Registrable Securities pursuant to the Resale Shelf Registration shall not count as the one (1) permitted Underwritten Take-Down until the sale has been completed and unless Holders are able to sell at least eighty percent (80%) of the Registrable Securities requested to be included and so initially included in such Underwritten Take-Down (calculated exclusive of any overallotment option of the underwriters thereof).

(iii) Each Holder of Registrable Securities to be included in such Underwritten Take-Down and the Company shall enter into an underwriting agreement in such customary form as shall have been negotiated and agreed to by the Company and the Majority Holders with the underwriter or underwriters selected for such underwriting.

(iv) Notwithstanding any other provision of this Section 3(f), if the managing underwriter or underwriters of a proposed Underwritten Take-Down advises the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in such Underwritten Take-Down exceeds the number which can be sold in such Underwritten Take-Down in light of market conditions, the Registrable Securities included in such Underwritten Take-Down shall be allocated among the Holders, up to the total number of Registrable Securities the Holders have indicated in the Underwritten Take-Down Notice will be included in the Underwritten Take-Down, on a pro rata basis based on the number of Registrable Securities owned by each such Holder at the time of such determination. To facilitate the allocation of shares in accordance with the above provisions, the Company or the managing underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters; provided, however, that if a Holder so withdraws, and the Holder’s Registrable Securities so withdrawn would have enabled Holders to sell at least eighty percent (80%) of the Registrable Securities initially requested to be included in such Underwritten Take-Down (calculated exclusive of any overallotment option of the underwriters thereof), the Holders participating in such Underwritten Take-Down shall reimburse the Company for all fees and expenses incurred by the Company in connection with any “ road show” therewith.

(g) In the event any Holder requests to participate in a Shelf Registration pursuant to this Section 3 in connection with a distribution of Registrable Securities to its partners or members, the Shelf Registration shall in the event such distribution and subsequent resale is permitted by applicable law provide for resale by such partners or members, if requested by such Holder.

(h) Notwithstanding any other provision of this Section 3, if the Board of Directors of the Company has determined in good faith that (i) the disclosure necessary for continued use of the prospectus and registration statement by the Holders would be materially detrimental to the Company or (ii) upon receipt of an Underwritten Take-Down Notice, effectuating an Underwritten Take-Down would be materially detrimental to the Company’s immediate capital raising initiatives as of such date, the Company shall have the right to suspend the use of the prospectus and the registration statement covering any Registrable Security or delay the effect of such Underwritten Take-Down, respectively, for such period of time as its use would be materially detrimental to the Company or its immediate capital raising initiatives as of such time, as applicable, by delivering written notice of such suspension to all Holders listed on the Company’s records; provided, however, that in any 12-month period the Company may exercise the right to such suspension not more than once and for not more than an aggregate of ninety (90) days, other than routine blackout periods imposed on the Company’s directors and officers at the end of calendar quarters; provided, further, that if such suspension occurs after the receipt of an Underwritten Take-Down Notice, the Majority Holders shall be entitled to withdraw their request for an Underwritten Take-Down and, if such request is withdrawn, such registration shall not count as the one (1) permitted Underwritten Take-Down hereunder and the Company shall pay all Registration Expenses in connection with such requested Underwritten Take-Down reasonably incurred prior to the date of notice of suspension under this Section 3(h). From and after the date of a notice of suspension under this Section 3(h), each Holder agrees not to use the prospectus or registration statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the ninetieth (90th) day of suspension within any twelve (12) month period.

Section 4 Company Registration.

(a) Notice of Registration. So long as there are Registrable Securities outstanding, if at any time or from time to time the Company shall determine to file a registration statement for an underwritten public offering of its equity securities, whether a primary offering or on behalf of holders of the Company’s equity securities, or to do an underwriten takedown from an effective registration statement pursuant to which the resale of the Registrable Securities has been registered (for the avoidance of doubt, the following will not apply to any registration statement filed on a Form S-4, Form S-8 or any successor forms), the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) subject to Section 4(b) below, include in such registration and underwritten offering (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within ten (10) days after receipt of such written notice from the Company by any Holder.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or by the stockholders of the Company who have the right to select the underwriters (such underwriting agreement to be in the form negotiated by the Company or such stockholders, as the case may be). Notwithstanding any other provision of this Section 4, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders have exercised their piggyback registration rights advise the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in such offering and all other securities proposed to be sold in such offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated as follows: (i) first, (x) in the event such offering was initiated by the Company, up to the total number of securities that the Company has requested to be included in such registration and (y) in the event such offering was initiated by the holders of Company securities (other than the Holders) who as of the date of this Agreement have a contractual right to demand registration of such securities by the Company, up to the total number of securities that such holders of such securities have requested to be included in such offering, (ii) second, and only if all the securities referred to in clause (i) have been included, up to the total number of securities that the Holders and other holders of securities that have existing contractual rights to be included in such registration have requested to be included in such offering (pro rata based upon the number of securities that each of them shall have requested to be included in such offering) and (iii) third, and only if all the securities referred to in clause (ii) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect. To facilitate the allocation of shares in accordance with the above provisions, the Company or the managing underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Section 4, as the case may be, shall have the right to have any registration initiated by it or them under this Section 4 terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.

Section 5 Limitations on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to its securities that would prohibit the performance of the rights granted to the Holders herein, without the consent of the Majority Holders.

Section 6 Expenses of Registration. Subject to the proviso to the penultimate sentence of Section 3(f)(iv), all Registration Expenses incurred in connection with any registration pursuant to Section 3 and Section 4 shall be borne by the Company whether or not any registration statement is filed or becomes effective. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

Section 7 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 3 and Section 4, the Company will keep each Holder participating in such registration reasonably informed as to the status thereof and, at its expense, the Company will:

(a) prepare and file with the Commission a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(c) furnish to the Holders participating in such registration and to their legal counsel copies of the registration statement proposed to be filed, and provide such Holders and their legal counsel the reasonable opportunity to review and comment on such registration statement;

(d) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities, provided, however, that the availability of such documentation (other than a preliminary prospectus or final prospectus in connection with an Underwritten Take-Down) on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system or such successor system (“EDGAR”) shall satisfy such delivery requirement hereunder;

(e) use reasonable best efforts to notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3(h), at the request of any such Holder, prepare promptly and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, provided, however, that the availability of such supplement to or an amendment of such prospectus on EDGAR shall satisfy such delivery requirement hereunder;

(f) use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g) make available for inspection by any Holder participating in such registration, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by any such Holder or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers and directors to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such registration statement; provided, however, that such Holder or underwriter shall agree to hold in confidence and trust all information so provided pursuant to a confidentiality agreement in form and substance customary under the circumstances;

(h) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into and perform its obligations under an underwriting agreement in accordance with the applicable provisions of this Agreement and participate and cooperate with the underwriters in connection with any road show or marketing activities customary for an underwritten public offering; and

(i) use reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) a customary opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

Section 8 Indemnification.

(a) The Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable blue sky laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners and members, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable blue sky laws is being effected, indemnify, severally and not jointly, the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such Holder’s officers, directors, partners and members and each Person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 8(b) payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act; provided, however, that the availability of such corrected final or amended prospectus on EDGAR shall be deemed to have satisfied such delivery obligation with respect to the Company.

(c) Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 8, only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 8 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Section 8 shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

(d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Section 8(e), the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). In no event shall any Holder’s contribution obligation under this Section 8(d) exceed the amount of the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration.

(e) No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 9 Information by Holders, Etc. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Section 3 and Section 4 are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a) such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b) during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their respective Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such applicable laws, will, and will cause their respective Affiliates to, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by it solely in the manner described in the applicable registration statement; and (iii) cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided, however, that the Company shall have provided such Holder or Holders with an adequate number of copies thereof; and

(c) on receipt of written notice from the Company of the happening of any of the events specified in Section 3(h) or that requires the suspension by such Holder or Holders and their respective Affiliates of the distribution of any of the Registrable Securities owned by such Holder or Holders, then such Holders shall, and they shall cause their respective Affiliates to, cease offering or distributing the Registrable Securities owned by such Holder or Holders until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) so long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports of the Company filed pursuant to the requirements of Section 13 or 15(d) of the Exchange Act a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; provided, however, the availability of any such reports on EDGAR shall satisfy the Company’s requirement to furnish such reports hereunder.

Section 11 Transfer of Registration Rights. The rights to cause the Company to register securities granted to a Holder under this Agreement may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by such party; provided, however, that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) prior written notice of such assignment is given to the Company, (c) such transferee or assignee (i) acquires from such Holder at least 100,000 Registrable Securities (as adjusted for any stock dividends paid in Registrable Securities, and combinations, stock splits, recapitalizations and the like each with respect to shares of Registrable Securities), (ii) is an Affiliate of such Holder, (iii) is a general or limited partner or member of such Holder, (iv) is a member of a limited liability company that is a general or limited partner or member of such Holder, (v) is a retired partner of any of the foregoing, or (vi) is a spouse, ancestor, lineal descendant or sibling of any of the foregoing who acquires Registrable Securities by gift, will or intestate succession, and (d) such transferee or assignee agrees in writing to be bound by, and subject to, this Agreement as a Holder pursuant to a written instrument in form and substance reasonably acceptable to the Company. All shares or Registrable Securities transferred by affiliated Persons, shall be aggregated together for purposes of determining the availability of any rights in this Section 11.

Section 12 Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Section 3 and Section 4 shall terminate with respect to such Holder upon the date upon which all of such Holder’s shares are no longer Registrable Securities.

Section 13 Securities Law Legend.

(a) Each certificate representing the Investor Shares (unless otherwise permitted by the provisions of Section 13(b) below) shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

(b) Each Holder shall comply in all respects with the provisions of this Section 13(b). Prior to any proposed Transfer of any Restricted Securities, unless a registration statement is in effect under the Securities Act covering the proposed Transfer, a Holder shall give written notice to the Company of such Holder’s intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied by either (i) an opinion of legal counsel reasonably satisfactory to the Company to the effect that the proposed Transfer of the Restricted Securities may be effected without registration under the Securities Act, (ii) a “no action” letter from the Commission to the effect that the Transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto or (iii) such other evidence reasonably satisfactory to counsel to the Company that such Transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon such Investor shall be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by such Investor to the Company. Notwithstanding the foregoing, the Company will not require such a notice or legal opinion or “no action” letter or such other evidence (x) in any transaction in compliance with Rule 144, (y) in any transaction in which a Holder that is a corporation distributes Restricted Securities solely to its majority owned subsidiaries or Affiliates for no consideration or (z) in any transaction in which a Holder that is a partnership or limited liability company distributes Restricted Securities solely to its Affiliates (including affiliated fund partnerships), or partners or members of such Holder or its Affiliates for no consideration (it being understood that a Holder may be required to satisfy certain requirements of the Company’s transfer agent in order to effect such a Transfer pursuant to the foregoing clauses (x), (y) and (z)). Each certificate evidencing the Restricted Securities transferred shall bear the restrictive legend set forth in Section 13(a) above, except that such certificate shall not bear the restrictive legend if such legend is not required in order to establish compliance with any provisions of the Securities Act. Upon the request of a Holder of a certificate bearing such restrictive legend and, if necessary, the appropriate evidence as required by clause (i), (ii) or (iii) of the third sentence of this Section 13(b), the Company shall remove such restrictive legend from such certificate and from the certificate to be issued to the applicable transferee if such legend is not required in order to establish compliance with any provisions of the Securities Act.

Section 14 Miscellaneous.

14.1. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service (including electronic mail) shall be considered original executed counterparts for purposes of this Section 14.1, provided that receipt of copies of such counterparts is confirmed.

14.2. Governing Law; Waiver of Jury Trial.

(a) This Agreement and any disputes arising hereunder or controversies related hereto shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of New York that apply to contracts made and performed entirely within such state. The parties hereto hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

14.3. Entire Agreement; No Third Party Beneficiary. This Agreement, the Purchase Agreement and the Related Agreements (as defined in the Purchase Agreement) contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement, including the term sheet dated March 16, 2011 between the Company, TCV VII and TCV VII (A), are merged in and are superseded and canceled by, this Agreement, the Purchase Agreement and the Related Agreements. Except as provided in Section 8, this Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

14.4. Expenses. Except as provided in Section 6, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses.

14.5. Notices. All notices and other communications hereunder will be in writing and given by (a) personal delivery, (b) certified or registered mail, return receipt requested, (c) nationally recognized overnight delivery service, such as Federal Express, (d) facsimile, with confirmation of transmission by the transmitting equipment, or (e) electronic mail, provided the relevant computer record indicates a full and successful transmission, in each case to the party to whom it is given at such party’s physical address, facsimile number or electronic mail address set forth below or such other physical address, facsimile number or electronic mail address as such party may hereafter specify by notice to the other parties hereto given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or electronic mail transmission, on the next business day when sent by overnight delivery services or five (5) days after the date so mailed if by certified or registered mail.

If to the Company, to:

K12 Inc.
2300 Corporate Park Drive
Herndon, VA 20171
Attention: General Counsel
Fax No.: (703) 483-7496
Email: hpolsky@k12.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, N.W.
Suite 1000
Washington, DC 20004
Attention: William P. O’Neill
Fax No.: (202) 637-2201
Email: william.o’neill@lw.com

If to the Investors, to:

Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Attention: Carla S. Newell, Frederic D. Fenton
Fax No.: (650) 614-8222
Email: cnewell@tcv.com, rfenton@tcv.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attention: Stephen L. Ritchie, P.C.
Fax No.: (312) 862-2200
Email: stephen.ritchie@kirkland.com

14.6. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

14.7. Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

14.8. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Majority Holders at the time of such amendment. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

14.9. Interpretation; Absence of Presumption.

(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b) With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.

14.10. Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

14.11. Rights of Holders. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

[Signature pages follow]

The parties have caused this Investor Rights Agreement to be executed as of the date first above written.

COMPANY:

K12 INC.

By:
Name: Ronald J. Packard
Title: Chief Executive Officer

INVESTORS:

TCV VII, L.P.

By: Technology Crossover Management VII, L.P.
Its: General Partner

By: Technology Crossover Management VII, Ltd.
Its: General Partner

By:
Name: Frederic D. Fenton
Title: Authorized Signatory

TCV VII (A), L.P.

By: Technology Crossover Management VII, L.P.
Its: General Partner

By: Technology Crossover Management VII, Ltd.
Its: General Partner

By:
Name: Frederic D. Fenton
Title: Authorized Signatory

TCV MEMBER FUND, L.P.

By: Technology Crossover Management VII, Ltd.
Its: General Partner

By:
Name: Frederic D. Fenton
Title: Authorized Signatory

EXHIBIT F
FORM OF OPINION OF COMPANY COUNSEL

April [?], 2011

To the Purchasers party to the Securities Purchase Agreement dated as of April [?], 2011 among K12 Inc. and such Purchasers

Re: Sale and Issuance of K12 Inc. Common Stock

Ladies and Gentlemen:

We have acted as special counsel to K12 Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale on the date hereof of 4,000,000 shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) pursuant to that certain Securities Purchase Agreement dated as of April [?], 2011 (the “Purchase Agreement”) among the Company and the purchasers named therein (the “Purchasers”). This letter is furnished pursuant to Section 5.10 of the Purchase Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a) The Purchase Agreement;

(b) The Investor Rights Agreement dated as of April [?], 2011, by and among the Company and the investors named therein (the “Investor Rights Agreement,” and together with the Purchase Agreement, the “Transaction Documents”);

(c) The Third Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on December 18, 2007, the Amended and Restated Bylaws of the Company dated December 18, 2007 and the Certificate of Designations, Preferences and Relative and Other Special Rights of Series A Special Stock filed with the Secretary of State of the State of Delaware on July 23, 2010 (collectively, the “Governing Documents”) and certain resolutions of the Board of Directors of the Company.

Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon the foregoing, and upon oral and written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Transaction Documents. We have not independently verified such factual matters.

Except as otherwise stated herein, we are opining as to the effect on the subject transaction only of (a) the federal laws of the United States, (b) in numbered paragraphs 3, 4(ii) and 4(iii) of this letter, the internal laws of the State of New York, and (c) in numbered paragraphs 1, 2, 4(i), 4(ii), 4(iii) and 5 of this letter, the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Except as otherwise stated herein, our opinions are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to the sales of shares of common stock in a private placement.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. The Company is a corporation under the DGCL. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action of the Company, and the Transaction Documents have been duly executed and delivered by the Company.

3. The Transaction Documents constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. The execution and delivery of the Transaction Documents by the Company, and the issuance and sale of the Shares by the Company to the Purchasers pursuant to the Purchase Agreement do not on the date hereof:

(i) violate the provisions of the Governing Documents,

(ii) violate any federal or New York statute, rule or regulation applicable to the Company or the DGCL, or

(iii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company or the DGCL on or prior to the date hereof that have not been obtained or made.

5. The Shares to be issued and sold by the Company pursuant to the Purchase Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by the Purchasers in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights arising from the Governing Documents or the DGCL.

6. No registration of the Shares under the Securities Act of 1933, as amended is required for the purchase of the Shares by the Purchasers in the manner contemplated by the Purchase Agreement. We express no opinion, however, as to when or under what circumstances any Shares initially sold to the Purchasers may be reoffered or resold.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion with respect to (a) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief; (b) advance waivers of claims, defenses, rights granted by law, notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (c) waivers of broadly or vaguely stated rights; (d) any provision for exclusivity, election or cumulation of rights or remedies; (e) any provision authorizing or validating conclusive or discretionary determinations; (f) any provision for the payment of attorneys’ fees where such payment is contrary to law or public policy; (g) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (h) proxies, powers and trusts; (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (j) the severability, if invalid, of provisions to the foregoing effect.

We express no opinion or confirmation as to federal or state securities laws (except as set forth in paragraph 6 as to federal securities laws), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, FINRA rules, or stock exchange rules (without limiting other laws excluded by customary practice). With your consent, for purposes of the opinion rendered in paragraph 6, we have assumed that the representations and agreements made by each of the Company and the Purchasers contained in the Purchase Agreement are accurate and have been and will be complied with.

With your consent, we have assumed (a) that the Transaction Documents have been duly authorized, executed and delivered by the parties thereto other than the Company (b) that the Transaction Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Transaction Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Company herein.

This letter is furnished only to you in your capacity as purchasers under the Purchase Agreement and is solely for your benefit in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares or any interest therein from any of the Purchasers), without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

DRAFT